                                                                    EXHIBIT 99.1


                     [JEFFERIES & COMPANY INC. LETTERHEAD]


                      CONSENT OF JEFFERIES & COMPANY INC.


     We hereby consent to the use of our opinion letter to the Board of Directors of Friede Goldman International Inc., which is included as an exhibit to this Registration Statement, and all references to our firm and such opinion letter included in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                           JEFFERIES & COMPANY INC.


                                           By:  /s/ Jay M. Courage
                                                ------------------------------
                                           Name:  Jay M. Courage
                                           Title:  Senior Management Director


Houston, Texas
September 24, 1999

                                EX 99.1 - Page 1